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                              PROMISSORY NOTE


$465,198.20                                                 December 15, 1997


The undersigned hereby promises to pay to the order of the California Culinary Academy, Inc. (the "Holder") at its principal business office at 625 Polk Street, San Francisco, CA 94102 the sum of $465,198.20 together with interest thereon at the rate of 9.5% per annum without compounding on the unpaid balance hereof in a single payment due on or before June 30, 1998.




/s/ Theodore G. Crocker
------------------------------
Theodore G. Crocker